Exhibit 5.1

May 21, 2009

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, Arizona 85008

Ladies and Gentlemen:

We have acted as counsel to ON Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Amended and Restated ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (the “Plan”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 6,500,000 shares of common stock, $.01 par value, of the Company (the “Offered Shares”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions set forth herein, we have examined the (i) Registration Statement and exhibits thereto; (ii) Amended and Restated Certificate of Incorporation of the Company as currently in effect; (iii) Amended and Restated Bylaws of the Company as currently in effect; (iv) resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and the offering and sale of the Offered Shares, and (v) specimen certificate for the Offered Shares as incorporated by reference into the Registration Statement. We have also examined such other documents and records and have made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We have assumed the legal competency and capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

ON Semiconductor Corporation

May 21, 2009

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement shall have become effective, and the Offered Shares shall have been issued and delivered in accordance with the Plan, including receipt of the purchase price therefor as contemplated in the Plan, the Offered Shares will be validly issued, fully paid and non-assessable. For purposes of this opinion, we have assumed that the Offered Shares will be allocated to the Plan from current unallocated share balances in the records of the Company and its transfer agent and that in all cases the consideration paid for each Offered Share is not less than the par value thereof. This opinion relates only to original issuance securities.

We are admitted to practice only in the State of Arizona and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Arizona, the statutory provisions of the Delaware General Corporation Law and the laws of the United States of America. As to matters of the Delaware General Corporation Law, we have based our opinion solely upon our examination of such statutory provisions as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of Arizona. The opinions herein are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update, revise, or supplement our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the issuance of the Offered Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company, the Offered Shares, or the Registration Statement.

Very truly yours,

/s/ Snell & Wilmer L.L.P.